Exhibit 99.1

OT-101 Presentation at Pharma Forum 2020

AGOURA HILLS, Calif., September 21, 2020 (GLOBE NEWSWIRE) — Mateon Therapeutics “Mateon” (OTC.QB: MATN), a leading developer of TGF-β therapeutics for oncology and COVID-19, announced today that on September 21, 2020, Dr. Vuong Trieu, CEO of Mateon, will be presenting as Webinar “Trabedersen-Drug Development using phosphorothioate antisense platform” at Pharma Forum 2020/ Pharmacology and Toxicology/September 21, 2020. Of significant is the finding that cytokine levels of clinical plasma samples of 12 pancreatic cancer patients of the P001 study of OT-101 in advanced solid tumor patients were measured using the ImmunoSignal cytokine storm assay developed by Eurofins. Nine patients with elevated IL-6 were examined further. More than 50% of these patients (6 of 9) exhibited significant reduction in IL-6 level following 1st cycle of dosing with OT-101. Of significant are pts 1041 and 1051 who exhibited a rebound following treatment stop on cycle 1 which decreased again on subsequent cycle 2. All patients exhibited elevated IL-6 on disease progression. The data are supportive of OT-101 against COVID-19 and in line with positive outcome recently reported for Roche’s IL-6 inhibitor reported in the Empacta trial, Actemra used alongside standard of care reduced the risk of COVID-19 pneumonia patients advancing to mechanical ventilation or death by 44%. [https://www.globenewswire.com/news-release/2020/09/18/2095621/0/en/Roche-s-phase-III-EMPACTA-study-showed-Actemra-RoActemra-reduced-the-likelihood-of-needing-mechanical-ventilation-in-hospitalised-patients-with-COVID-19-associated-pneumonia.html].

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic which became a wholly owned subsidiary of Mateon Therapeutics Inc. (OTC.QB:MATN) creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer and infectious diseases. OT-101, the lead immuno-oncology drug candidate of Mateon/Oncotelic, is a first-in-class anti-TGF-βRNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. OT-101 also has activity against COVID-19 and is being tested in clinical trial against COVID-19. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on pediatric cancer patients. Mateon has rare pediatric designation for DIPG (OT-101) and melanoma (CA4P) and AML (Oxi4503). For more information, please visit www.oncotelic.com and www.mateon.com.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

ashah@oncotelic.com